EXHIBIT 21

                                  Subsidiaries

                                               Jurisdiction
Subsidiary                                    of Organization
----------                                    ---------------
Patriot Bank                                    Pennsylvania
Patriot Investment Company                      Delaware
Patriot Commercial Leasing Co., Inc.            Pennsylvania
Marathon Management Company, Inc.               Pennsylvania
Patriot Investments and Insurance Company       Pennsylvania